Exhibit 32.1 CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350) The undersigned officer of Elicio Therapeutics, Inc. (the “Company”) certifies to such officer’s knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes- Oxley Act of 2002, that: 1. The Annual Report on Form 10-K of the Company for the period ended December 31, 2025 (the “Annual Report”), as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and 2. The information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company. ELICIO THERAPEUTICS, INC. By: /s/ Preetam Shah, Ph.D., M.B.A. Preetam Shah, Ph.D., M.B.A Chief Strategy and Financial Officer (Principal Financial Officer and Principal Accounting Officer) Date: March 12, 2026